UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 1, 2021

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement

Acquisition of Ventus Holdings

On November 1, 2021, Digi International Inc. (“Digi”) completed the acquisition (the “Acquisition”) of all of the outstanding equity interests of Ventus Networks, LLC, Ventus Holdings, LLC, Ventus IP Holdings, LLC, Ventus Wireless Services, Inc., Ventus Wireless CA, Inc., and VClipz, Inc. (collectively, the “Ventus Entities”) for $347.6 million in cash, subject to certain adjustments (including a customary working capital adjustment). The Ventus Entities constitute a leader in Managed Network-as-a-Service (MNaaS) solutions that simplify the complexity of enterprise wide area network (WAN) connectivity. Digi funded the purchase price and related transaction expenses with cash on hand and $350 million in proceeds from the Credit Facility (defined below).

The Acquisition was conducted pursuant to a purchase agreement (the “Purchase Agreement”) dated November 1, 2021, by and among Keith Charette, Steven Glaser and The Keith R. Charette DE Incomplete – Gift Non-Grantor Trust (collectively, the “Sellers”), the Ventus Entities, and Digi. Each of the parties to the Purchase Agreement made certain customary representations and warranties and covenants to other parties.

The text of the Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about Digi or the Ventus Entities in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “Commission”) by Digi. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specified dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to the limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Purchase Agreement. Such disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement have been made for the purposes of allocating risk between the parties to the Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Digi or the Ventus Entities. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Digi or the Ventus Entities or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Digi’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference to the text of the Purchase Agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Senior Secured Credit Facility

On November 1, 2021, Digi entered into a second amended and restated credit agreement (the “Credit Agreement”) with BMO Harris Bank N.A. (“BMO”), as administrative agent and collateral agent, BMO Capital Markets Corp., as sole lead arranger and book runner, and the other lenders from time to time party thereto (collectively, the “Lenders”). The Credit Agreement provides Digi with a senior secured credit facility (the “Credit Facility”) consisting of a $350 million term loan B secured loan (the “Term Loan Facility”) and a $35 million revolving credit facility (the “Revolving Loan Facility”) with an uncommitted option to increase incremental loans under the Credit Facility, subject to an incremental cap. The Revolving Loan Facility includes a $10 million letter of credit subfacility and $10 million swingline subfacility.

Digi used the proceeds of the Term Loan Facility to finance the Acquisition, to repay all obligations under the existing credit facility, to pay related fees and expenses and for general corporate purposes. Digi may use the proceeds of the Revolving Loan Facility in the future for general corporate purposes.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to LIBOR with a floor of 0.50% for an interest period of one, three or six months as selected by Digi, reset at the end of the selected interest period (or a replacement benchmark rate if LIBOR is no longer available) plus 4.00% or a base rate plus 3.00%. The base rate is determined by reference to the highest of (1) BMO’s prime rate, (2) the Federal Funds Effective Rate plus 0.5%, or (3) one-month LIBOR for U.S. dollars plus 1.00%. The applicable margin for loans under the Revolving Credit Facility is in a range of 4.00-3.75% for LIBOR loans and 3.00 to 2.75% for base rate loans, depending on Digi’s consolidated leverage ratio. The consolidated leverage ratio is defined as the ratio of Digi’s consolidated total funded indebtedness minus unrestricted cash as of such date to consolidated earnings before interest, taxes, depreciation and amortization for such period. Digi has entered into a fee letter pursuant to which certain terms may be subject to market flex provisions in order to achieve a successful syndication.

In addition to paying interest on the outstanding principal under the Credit Facility, Digi is required to pay a commitment fee on the unutilized commitments under the Revolving Credit Facility. The commitment fee is between 0.50%-0.375% depending on Digi’s consolidated leverage ratio.

The Credit Facility is secured by substantially all of the personal property assets of Digi and its subsidiaries.

If Digi’s usage of the commitments under the Revolving Credit Facility exceeds 30%, the Credit Agreement requires Digi to maintain a maximum consolidated first lien leverage ratio of 5.25 to 1.00. A financial covenant default is not an event of default under the Term Loan Facility unless and until the obligations under the Revolving Credit Facility have been accelerated and not waived by the lenders under the Revolving Credit Facility. The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the ability of Digi and its subsidiaries to incur additional indebtedness, dispose of significant assets, make certain investments, including any acquisitions other than permitted acquisitions, make certain restricted payments, enter into sale and leaseback transactions or grant additional liens on its assets, subject to certain limitations.

The Credit Agreement contains customary events of default, the occurrence of which would permit the lenders to terminate their commitments and accelerate loans under the Credit Facility, including failure to make payments under the Credit Facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of Digi or any of its subsidiaries, failure of Digi or any of its subsidiaries to pay or discharge material judgments, bankruptcy of Digi or any of its subsidiaries, and change of control of Digi.

Certain lenders under the Credit Facility have performed and may continue to perform commercial banking and financial services for Digi and its subsidiaries for which they have receive and will continue to receive customary fees.

The foregoing description of the Credit Agreement and underlying Credit Facility does not purport to be complete and is qualified by reference to the text of the Credit Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of an Acquisition or Disposition of Assets

The disclosure in Item 1.01 of this current report on Form 8-K regarding the acquisition of the Ventus Entities is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 of this current report on Form 8-K regarding the Credit Agreement and Credit Facility is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 2, 2021, Digi issued a press release announcing the acquisition of the Ventus Entities and entry into the Credit Agreement, the text of which is attached to this current report on Form 8-K and furnished as Exhibit 99.1.

On November 2, 2021, Digi published an investor presentation pertaining to the acquisition, the text of which is attached to this current report on Form 8-K and furnished as Exhibit 99.2.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into Digi’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.

Digi intends to file the financial information required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this current report on Form 8-K not later than 71 calendar days after the date this current report on Form 8-K is required to be filed.

(b)       Pro Forma Financial Information.

Digi intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this current report on Form 8-K not later than 71 calendar days after the date this current report on Form 8-K is required to be filed.

(d)       Exhibits.

The following exhibits are provided herewith:

Exhibit No.	Description	Manner of Filing
2.1*	Purchase Agreement dated as of November 1, 2021 by and among Keith Charette, Steven Glaser, The Keith R. Charette DE Incomplete – Gift Non-Grantor Trust, Ventus Networks, LLC, Ventus Holdings, LLC, Ventus IP Holdings, LLC, Ventus Wireless Services, Inc., Ventus Wireless CA, Inc., VClipz, Inc., and Digi International Inc.	Filed Electronically
10.1*	Second Amended and Restated Credit Agreement dated as of November 1, 2021, by and among Digi International Inc., as the Borrower, BMO Harris Bank N.A., as administrative agent and collateral agent, BMO Capital Markets Corp., as sole lead arranger and book runner, and the other lenders from time to time party thereto.	Filed Electronically
99.1	Press Release dated November 2, 2021	Furnished Electronically
99.2	Investor Presentation dated November 2021	Furnished Electronically
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)	Filed Electronically

* Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 2, 2021

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President of Corporate Development, General Counsel & Corporate Secretary